Exhibit 99.1
LAZYDAYS REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS
Tampa, FL (May 15, 2025) – Lazydays Holdings, Inc. (NasdaqCM: GORV) (“Lazydays,” the “Company” or “we”) today reports financial results for the first quarter ended March 31, 2025.

Ron Fleming, Interim CEO, said, “We made meaningful progress against our stated priorities in the first quarter of 2025. Our operating results were much improved as compared to our results in the fourth quarter and first quarter of 2024, with a notable increase in gross profit and greater gross profit margins across all product lines. Additionally, we completed the strategic divestiture of five dealership locations in the quarter, enabling us to enhance our cost structure and significantly de-lever our balance sheet by repaying approximately $145 million in debt. We are committed to continuing to execute our turnaround plan and to unlocking value for our shareholders.”

Total revenue for the first quarter 2025 was $165.8 million compared to $270.1 million for the same period in 2024. Loss from operations for the first quarter 2025 was $2.3 million compared to $16.6 million for the same period in 2024. We recognized impairment charges of $2.9 million related to indefinite-lived intangible assets during the first quarter 2025. First quarter 2025 net loss was $9.5 million compared to net loss of $22.0 million for the same period in 2024. First quarter 2025 Adjusted EBITDA, a non-GAAP measure, was $(4.0) million compared to Adjusted EBITDA of $(18.2) million for the same period in 2024.* Net loss per diluted share for the first quarter 2025 was $0.09 compared to net loss per diluted share of $1.67 for the same period in 2024.

*Refer to the reconciliation of net income to Adjusted EBITDA under “Reconciliation of Non-GAAP Measures” in this press release.

Conference Call Information
We have scheduled a conference call at 8:30 AM Eastern Time on Thursday, May 15, 2025 that will also be broadcast live over the internet.
The conference call may be accessed by telephone at (877) 407-8029 / +1 (201) 689-8029. To listen live on our website or for replay, visit https://www.lazydays.com/investor-relations.
About Lazydays
Lazydays has been a prominent player in the RV industry since our inception in 1976, earning a stellar reputation for delivering exceptional RV sales, service, and ownership experiences. Our commitment to excellence has led to enduring relationships with RVers and their families who rely on us for all of their RV needs.

Our wide selection of RV brands from top manufacturers, state-of-the-art service facilities, and an extensive range of accessories and parts ensure that Lazydays is the go-to destination for RV enthusiasts seeking everything they need for their journeys on the road. Whether you’re a seasoned RVer or just starting your adventure, our dedicated team is here to provide outstanding support and guidance, making your RV lifestyle truly extraordinary.

Lazydays is a publicly listed company on the Nasdaq stock exchange under the ticker “GORV.”
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future financing transactions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,”

“intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including our ability to obtain further waivers or amendments to credit agreements, the actions or inactions of our lenders, available borrowing capacity, our compliance with financial covenants and our ability to refinance or repay indebtedness on terms acceptable to us), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and other risks and uncertainties set forth throughout under the headers “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and in the notes to our financial statements in our most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and from time to time in our other filings with the U.S. Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.
Contact:
investors@lazydays.com

Results of Operations

	Three Months Ended March 31,
(In thousands, except share and per share data)	2025	2024
Revenue
New vehicle retail	$97,519	$152,691
Pre-owned vehicle retail	40,673	78,644
Vehicle wholesale	2,056	6,249
Consignment vehicle	1,489	466
Finance and insurance	11,502	18,329
Service, body and parts and other	12,576	13,741
Total revenue	165,815	270,120
Cost applicable to revenue
New vehicle retail	86,672	147,055
Pre-owned vehicle retail	31,994	69,733
Vehicle wholesale	2,120	8,460
Finance and insurance	434	693
Service, body and parts and other	5,698	6,287
LIFO	(4,945)	126
Total cost applicable to revenue	121,973	232,354
Gross profit	43,842	37,766
Depreciation and amortization	4,582	5,461
Selling, general, and administrative expenses	38,629	48,886
Impairment charges	2,900	—
Loss from operations	(2,269)	(16,581)
Other income (expense):
Floor plan interest expense	(4,590)	(7,676)
Other interest expense	(6,169)	(4,523)
Change in fair value of warrant liabilities	4,282	—
Loss on sale of businesses, property and equipment	(459)	—
Total other expense, net	(6,936)	(12,199)
Loss before income taxes	(9,205)	(28,780)
Income tax (expense) benefit	(328)	6,800
Net loss	(9,533)	(21,980)
Dividends on Series A convertible preferred stock	—	(1,984)
Net loss and comprehensive loss attributable to common stock and participating securities	$(9,533)	$(23,964)

Loss per share:
Basic	$(0.09)	$(1.67)
Diluted	$(0.09)	$(1.67)
Weighted average shares used for EPS calculations:
Basic	110,300,452	14,368,677
Diluted	110,300,452	14,368,677

Other Metrics and Highlights

	Three Months Ended March 31,
	2025	2024
Gross profit margins
New vehicle retail	11.1%	3.7%
Pre-owned vehicle retail	21.3%	11.3%
Vehicle wholesale	(3.1)%	(35.4)%
Consignment vehicle	100.0%	100.0%
Finance and insurance	96.2%	96.2%
Service, body and parts and other	54.7%	54.2%
Total gross profit margin	26.4%	14.0%
Total gross profit margin (excluding LIFO)	23.5%	14.0%

Retail units sold
New vehicle retail	1,143	2,055
Pre-owned vehicle retail	805	1,460
Consignment vehicle	200	6
Total retail units sold	2,148	3,521

Average selling price per retail unit
New vehicle retail	$85,318	$74,263
Pre-owned vehicle retail	50,525	53,866

Average gross profit per retail unit (excluding LIFO)
New vehicle retail	$9,490	$2,704
Pre-owned vehicle retail	10,781	6,103
Finance and insurance	5,153	4,919

Revenue mix
New vehicle retail	58.8%	56.5%
Pre-owned vehicle retail	24.5%	29.1%
Vehicle wholesale	1.2%	2.3%
Consignment vehicle	0.9%	0.2%
Finance and insurance	6.9%	6.8%
Service, body and parts and other	7.7%	5.1%
	100.0%	100.0%
Gross profit mix
New vehicle retail	24.7%	14.9%
Pre-owned vehicle retail	19.8%	23.6%
Vehicle wholesale	(0.1)%	(5.9)%
Consignment vehicle	3.4%	1.2%
Finance and insurance	25.2%	46.7%
Service, body and parts and other	15.7%	19.7%
LIFO	11.3%	(0.2)%
	100.0%	100.0%

Condensed Consolidated Balance Sheets

(In thousands)	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$19,727	$24,702
Receivables, net of allowance for doubtful accounts	26,363	22,318
Inventories, net	182,607	211,946
Income tax receivable	1,695	6,116
Prepaid expenses and other	6,066	1,823
Current assets held for sale	16,049	86,869
Total current assets	252,507	353,774
Property and equipment, net	171,033	174,324
Operating lease right-of-use assets	12,875	13,812
Intangible assets, net	50,806	54,957
Other assets	3,724	3,216
Long-term assets held for sale	18,563	75,747
Total assets	$509,508	$675,830
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,452	$22,426
Accrued expenses and other current liabilities	31,780	31,211
Floor plan notes payable, net of debt discount(1)	210,920	306,036
Current portion of financing liability	2,880	2,792
Current portion of revolving credit facility	10,000	10,000
Current portion of long-term debt	346	1,168
Current portion of operating lease liability	3,366	3,711
Current liabilities related to assets held for sale	220	1,530
Total current liabilities	282,964	378,874
Long-term liabilities:
Financing liability, net of debt discount	75,226	76,007
Revolving credit facility	17,844	20,344
Long-term debt, net of debt discount	12,338	27,417
Related party debt, net of debt discount	7,189	36,217
Operating lease liability	9,886	10,592
Deferred income tax liability	1,820	1,348
Warrant liabilities	1,427	5,709
Other long-term liabilities	6,721	6,721
Long-term liabilities related to assets held for sale	13,729	23,001
Total liabilities	429,144	586,230
Stockholders’ Equity
Common stock	10	10
Additional paid-in capital	261,762	261,465
Treasury stock, at cost	(57,128)	(57,128)
Retained deficit	(124,280)	(114,747)
Total stockholders’ equity	80,364	89,600
Total liabilities and stockholders’ equity	$509,508	$675,830
(1) Includes floor plan notes payable associated with inventories classified as held for sale of $16.0 million as of March 31, 2025 and $86.8 million as of December 31, 2024.

Statements of Cash Flows

	Three Months Ended March 31,
(In thousands)	2025	2024
Operating Activities
Net loss	$(9,533)	$(21,980)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	297	509
Bad debt expense	263	58
Depreciation of property and equipment	3,330	3,189
Amortization of intangible assets	1,252	2,271
Amortization of debt discount	1,701	74
Non-cash operating lease expense	(222)	(30)
Loss on sale of businesses, property and equipment	459	29
Deferred income taxes	472	(5,032)
Change in fair value of warrant liabilities	(4,282)	—
Impairment charges	2,900	—
Changes in operating assets and liabilities:
Receivables	(4,308)	(4,608)
Inventories	32,346	109,442
Prepaid expenses and other	(4,155)	1,193
Income tax receivable	4,421	(1,612)
Other assets	(504)	(333)
Accounts payable, accrued expenses and other current liabilities	1,595	(2,930)
Net cash provided by operating activities	26,032	80,240
Investing Activities
Net proceeds from sale of businesses, property and equipment	113,947	—
Purchases of property and equipment	(15)	(8,765)
Net cash provided by (used) in investing activities	113,932	(8,765)
Financing Activities
Net repayments under M&T bank floor plan	(95,136)	(89,016)
Principal repayments on revolving credit facility	(2,500)	—
Principal repayments on long-term debt and finance liabilities	(47,303)	(1,176)
Loan issuance costs	—	(18)
Net cash used in financing activities	(144,939)	(90,210)
Net decrease in cash	(4,975)	(18,735)
Cash, beginning of period	24,702	58,085
Cash, end of period	$19,727	$39,350

Reconciliation of Non-GAAP Measures

EBITDA and Adjusted EBITDA

EBITDA, which is a non-GAAP financial measure, is defined as net income (loss) excluding interest expense, income tax expense (benefit) and depreciation and amortization expense. Adjusted EBITDA, which is a non-GAAP financial measure, is further adjusted to include floor plan interest expense and excludes stock-based compensation expense; LIFO adjustment; impairment charges; loss (gain) on sale of businesses, property and equipment; and change in fair value of warrant liabilities.

EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as an alternative to net income (loss), cash flows from operating activities or any other measure determined in accordance with GAAP. The items excluded to calculate EBITDA and Adjusted EBITDA are significant components in understanding and assessing the Company’s results of operations. The Company’s EBITDA and Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA and Adjusted EBITDA in the same manner.

The Company believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the Company’s core operating results from period to period by removing (i) the impact of the Company’s capital structure (interest expense from outstanding debt); (ii) tax consequences; (iii) asset base (depreciation, amortization and LIFO adjustments); (iv) the non-cash charges from asset impairments, stock-based compensation expense and change in fair value of warrant liabilities; and (v) gains or losses on the sale of businesses, property and equipment. The Company uses Adjusted EBITDA internally to monitor operating results and to evaluate the performance of its business.

The following table presents a reconciliation of net income to EBITDA and adjusted EBITDA for the periods indicated:

	Three Months Ended March 31,
(In thousands)	2025	2024
Net loss	$(9,533)	$(21,980)
Interest expense, net	10,759	12,199
Depreciation and amortization	4,582	5,461
Income tax expense (benefit)	328	(6,800)
EBITDA	6,136	(11,120)
Floor plan interest expense	(4,590)	(7,676)
LIFO adjustment	(4,945)	126
Loss on sale of businesses, property and equipment	459	—
Impairment charges	2,900	—
Gain on change in fair value of warrant liabilities	(4,282)	—
Stock-based compensation expense	297	509
Adjusted EBITDA	$(4,025)	$(18,161)